Exhibit 10.18

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as hereafter amended, restated or otherwise modified from time to time, the “Agreement”) is entered into effective as of April 16, 2012 (the “Effective Date”), by and among LAPOLLA INDUSTRIES, INC., a Delaware corporation (together with its successors and assigns, “Borrower”), RICHARD J. KURTZ (“Junior Creditor”), and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Senior Creditor”). Terms defined in Section 1, where used in the Recitals below and elsewhere in this Agreement, shall have the same meanings, where so used, as are prescribed therein.

RECITALS

Borrower is obligated to Senior Creditor for payment and performance of the Senior Debt and has granted the Senior Liens to secure the Senior Debt. Borrower is obligated to Junior Creditor for payment and performance of the Junior Debt. Borrower has requested Senior Creditor to agree to certain amendments to the Senior Credit Agreement, and in connection therewith, Borrower and Junior Creditor have proposed that Borrower’s obligations in respect of the Junior Obligations be subordinated to the Senior Debt, as provided by this Agreement. Senior Creditor is willing to agree to such subordination, subject to and conditioned upon execution and delivery by Junior Creditor, Senior Creditor and Borrower of this Agreement.

AGREEMENT

NOW, THEREFORE, for value received, the receipt and sufficiency of which hereby are acknowledged by each of the undersigned, each of the parties hereto hereby agrees as follows:

1. Definitions. Terms listed in this Section 1 shall have the following meanings wherever used in this Agreement. Any pronoun shall include the corresponding masculine, feminine or neuter form as the context may require.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and from time to time in effect (11 U.S.C. §§ 101, et seq).

“Business Day” means any day that is not Saturday, Sunday, or a day on which banks in Dallas County, Texas are required or permitted under applicable law to be closed.

“Commitments” means, collectively, the commitment of the “Lenders’ (as defined by the Senior Credit Agreement) to extend credit pursuant to the Senior Credit Agreement.

“Effective Date” has the meaning prescribed for such term in the introductory paragraph of this Agreement.

“Junior Creditor” has the meaning prescribed for such term in the preamble paragraph of this Agreement.

“Junior Note” means the certain promissory note dated as of April 16, 2012, executed and delivered by Borrower in favor of Junior Creditor, as modified, amended or restated from time to time.

“Junior Obligations” means all principal, accrued interest (including, without limitation, any interest accruing thereon after the commencement of any Proceeding and any interest that would have accrued thereon but for the commencement of such Proceeding), costs, fees and expenses and any and all other obligations for the payment of money now or hereafter owed by the Borrower under or in connection with the Junior Note, in each such case as may be renewed, refinanced, or increased from time to time.

“Lien” means an interest in property securing an obligation, whether pursuant to contract, statute or common law, including a security interest, lien, pledge, collateral assignment or otherwise.

“Paid in Full” means, with respect to indebtedness, payment of such indebtedness in full in cash.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or other entity.

“Plan” means any plan of partial or complete liquidation, reorganization, readjustment, arrangement, composition or extension, whether in a Proceeding or otherwise.

“Proceeding” means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding against Borrower or its property, (b) proceeding for any liquidation, dissolution or other winding-up of Borrower, voluntary or involuntary, (c) assignment for the benefit of creditors of Borrower or (d) marshaling of the assets of Borrower.

“Senior Collateral” means all property of Borrower, now owned or hereafter acquired, which at any time are subject to Senior Liens, and includes, without limitation, all of the following types of property, now owned and hereafter acquired by Borrower: inventory, equipment, furniture and fixtures, accounts, chattel paper, contract rights, documents, instruments, money, general intangibles, investment property, and all other goods, merchandise or personal property, and all books, records, files (whether in tangible or electronic data entry form), and all proceeds of any of the foregoing.

“Senior Credit Agreement” means the certain Loan and Security Agreement dated as of August 31, 2010, among Borrower and Senior Creditor, as amended by the First Amendment to Loan and Security Agreement dated as of November 10, 2010, the Second Amendment to Loan and Security Agreement dated as of March 14, 2011, the Third Amendment to Loan and Security Agreement dated as of May 11, 2011, the Fourth Amendment to Loan and Security Agreement dated as of August 17, 2011 the Fifth Amendment to Loan and Security Agreement dated as of November 21, 2011, the Sixth Amendment to Loan and Security Agreement dated as of April 16, 2012, and as may be further modified, amended, renewed, extended, restated, supplemented or otherwise modified from time to time.

“Senior Creditor” has the meaning prescribed for such term in the preamble paragraph of this Agreement.

“Senior Debt” means any and all of the following, now or hereafter existing or arising: (a) all obligations of Borrower for repayment of principal of and accrued interest on the Senior Loans (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding), (b) all other indebtedness, obligations and liabilities of Borrower to Senior Creditor under the Senior Credit Agreement or the other Senior Debt Documents, whether now existing or hereafter incurred or created (including, without limitation, claims for indemnity or damages thereunder), (c) all indebtedness and obligations arising in connection with any refinancings, replacements or increases of any of the foregoing with Senior Creditor, and whether in the same, lesser or greater amount, and (d) any and all renewals, extensions, increases or rearrangements of any of the foregoing. Without limiting the extent and generality of the foregoing, “Senior Debt” includes all indebtedness and obligations from time to time included within the “Obligations” as defined by the Senior Credit Agreement (which definition is incorporated herein by reference), as may be renewed, refinanced, or increased from time to time.

“Senior Debt Documents” means the Senior Credit Agreement and the other “Loan Documents” defined therein (which definition is incorporated herein by reference), and any agreements, instruments or documents executed or entered between Borrower and Senior Creditor during a Proceeding.

“Senior Default” means any “Default” as defined by the Senior Credit Agreement (which definition is incorporated herein by reference) or any default (howsoever defined) under any replacement or refinancing facility constituting Senior Debt.

“Senior Event of Default” means any “Event of Default” as defined by the Senior Credit Agreement (which definition is incorporated herein by reference) or any event of default (howsoever defined) under any replacement or refinancing facility constituting Senior Debt.

“Senior Liens” means any and all Liens at any time held by Senior Creditor in any property of Borrower that secures the Senior Debt.

“Senior Loans” means all “Loans” as defined by the Senior Credit Agreement (which definition is incorporated herein by reference), outstanding from time to time.

2. Junior Obligations Subordination. Until all Senior Debt has first been Paid in Full and the Commitments terminated, Junior Creditor agrees that the Junior Obligations hereby are expressly subordinated and junior in right of payment and claim to the prior payment of all Senior Debt.

(a) No payments of any kind (whether principal, accrued interest or otherwise) may be made on account of the Junior Obligations, or demanded, received or retained by Junior Creditor on account of the Junior Obligations, except in the manner and to the extent expressly allowed by Section 2(c).

(b) In the event of any Proceeding, all Senior Debt shall first be Paid in Full and the Commitments terminated before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Junior Obligations on account of such Junior Obligations. Any payment or distribution of any kind or character, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of any Junior Obligations shall be paid or delivered directly to the Senior Creditor for application in payment of the Senior Debt until all Senior Debt shall have been Paid in Full and the Commitments terminated.

(c) Subject to Section 2(a) and Section 2(b) and the proviso following, after the Term Loan has been Paid in Full, Borrower may pay, and Junior Creditor may take, receive and retain, payments on account of the Junior Obligations, provided, that (i) after the Effective Date and prior to making any such payment, Borrower has received cash proceeds from capital contributions or Subordinated Debt, or a combination thereof, in each case in form and substance satisfactory to Lender, in an aggregate amount of $10,000,000 and (ii) at the time of and after giving effect to any such payment, (A) no Senior Default or Senior Event of Default has occurred and continues to exist.

3. Lien Priority. The Senior Liens and all rights of Senior Creditor in and to the Senior Collateral are and shall be first, senior and prior to any Liens at any time claimed by Junior Creditor in any property of Borrower. Junior Creditor disclaims any Liens in any property of Borrower. Borrower and Junior Creditor each agrees that Borrower will not grant to Junior Creditor, and Junior Creditor will not take or claim from Borrower, any Lien in any property of Borrower as security for the Junior Obligations. Without limiting the foregoing, Junior Creditor hereby expressly subordinates to the Senior Liens any and all right, title and interest, if any, which it now or may hereafter have or acquire in and to any Senior Collateral. The priorities agreed to and established by this Section 3 are applicable irrespective of the manner or order of creation, attachment or perfection, the time or order of filing of any financing statement or the time of giving or failure to give any notice, or of any other priority that might otherwise exist under applicable law exclusive or independent of this Agreement.

4. Limitation on Actions, Remedies. Junior Creditor agrees that:

(a) Until all Senior Debt is Paid in Full and the Commitments are terminated it will not, without the prior written consent of Senior Creditor (i) at any time commence, prosecute or participate in any administrative, legal or equitable action against Borrower to collect or enforce any Junior Obligations, (ii) at any time commence, prosecute, or participate in commencing or prosecuting, any Proceeding or (iii) at any time take any action to enforce any Lien securing the Junior Obligations or exercise any remedies against or in respect of any property of Borrower securing the Junior Obligations.

(b) If, in violation of the provisions of this Agreement, Junior Creditor shall commence, prosecute or participate in any suit, action, case or Proceeding, Borrower may interpose as a defense or plea the provisions set forth herein, and Senior Creditor may intervene and interpose such defense or plea in its own name or in the name of Borrower and shall, in any event, be entitled to restrain the enforcement of the payment provisions of the Junior Obligations, or of remedies in respect of property of Borrower, in its own name or in the name of Borrower, in the same suit, action, case or Proceeding or in any independent suit, action, case or Proceeding, to the extent any such enforcement would be in violation of this Agreement.

(c) Notwithstanding the foregoing, Junior Creditor may (i) file a proof of claim in respect of the Junior Obligations in any Proceeding, and (ii) file suit on the Junior Obligations at any time during the period of fifteen days prior to the applicable date as necessary to toll any applicable statute of limitations, provided, that Junior Creditor shall not prosecute such suit unless otherwise allowed by Section 4(a).

5. Reserved.

6. Turnover of Improper Payments. If any payment or distribution of any character, whether in cash, securities or other property shall be received by Junior Creditor in respect of the Junior Obligations in contravention of any of the terms of this Agreement, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, Senior Creditor for application to the payment of the Senior Debt to the extent necessary to pay all Senior Debt in full.

7. Proceedings. The provisions of this Agreement are intended to and shall be enforceable at all times, notwithstanding the commencement or continuation of any Proceeding.

(a) In the event of any Proceeding:

(i) All Senior Debt shall first be Paid in Full and the Commitments terminated before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Junior Obligations on account of such Junior Obligations.

(ii) Any payment or distribution of any kind or character, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of any Junior Obligations shall be paid or delivered directly to the Senior Creditor for application in payment of the Senior Debt until all Senior Debt shall have been Paid in Full and the Commitments terminated.

(iii) Subject to the terms of this Agreement, Junior Creditor shall retain the right to vote and otherwise act in any Proceeding (including, without limitation, the right to vote to accept or reject any Plan proposed in any Proceeding), provided, that Junior Creditor shall not vote with respect to any such Plan or take any other action in any way so as to contest (i) the validity or enforceability of the Senior Debt or the Senior Liens, (ii) the rights and duties of Senior Creditor under the Senior Debt Documents or (iii) the enforceability of any Senior Debt Document or this Agreement.

(b) Junior Creditor agrees that it will not object to or contest, or support any other Person in objecting to or contesting, the validity, extent, perfection, priority or enforceability of the Senior Liens or any claim of Senior Creditor, or file any pleadings or motions or take any position in any proceeding in contravention of this Agreement

(c) In any Proceeding,

(i) If Senior Creditor consents to the use of cash collateral or the sale or use of any Senior Collateral, or agrees to provide post petition financing to Borrower, Junior Creditor agrees that it shall be deemed to have consented to, and will not raise any objection to nor support any other Person in objecting to, any such use, sale or post-petition financing and, in such event, Junior Creditor will subordinate, and shall be deemed to have subordinated, any Liens of Junior Creditor to any adequate protection provided to Senior Creditor and any “carve-out” for reasonable professional and United States Trustee fees agreed to by Senior Creditor.

(ii) Junior Creditor agrees that it will not seek relief from the automatic stay or any other stay in respect of any property included in the Senior Collateral, without the prior written consent of Senior Creditor.

(iii) Junior Creditor agrees that it will not object to or contest, or support any other Person in objecting to or contesting, any request by Senior Creditor for adequate protection or any objection by Senior Creditor to any motion, relief, action or proceeding by Borrower based on a claim of lack of adequate protection, or the payment of interest, reasonable fees and expenses to Senior Creditor under Section 506(b) or Section 506(c) of the Bankruptcy Code. Unless otherwise agreed by Senior Creditor, Junior Creditor may seek, support, accept or retain adequate protection only if Senior Creditor is granted similar and like adequate protection and any Lien or super priority claim granted to Junior Creditor in connection therewith is subordinated to the Liens or super priority claims of Senior Creditor on the same basis as the other Liens securing the Junior Obligations are subordinated in favor of Senior Creditor under this Agreement. In the event Junior Creditor receives adequate protection, Junior Creditor agrees that any Lien granted to Junior Creditor in connection therewith shall be subordinated to the Liens securing the Senior Debt on the same terms that the other Liens securing the Junior Obligations are subordinated in favor of Senior Creditor under this Agreement.

(iv) If Senior Creditor is required to disgorge, turn over or otherwise pay money or property to the estate of Borrower as a result of a claim of avoidance based upon an alleged preferential or fraudulent transfer (any such disgorgement, turnover or payment, a “Recovery”), then the Senior Debt and the Senior Liens shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such Recovery had not occurred. If this Agreement shall have been terminated prior to such Recovery, then this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the priorities and obligations established by this Agreement. Junior Creditor agrees that, prior to the time that the Senior Debt shall be Paid in Full and the Commitment terminated, it shall not be entitled to benefit from any Recovery relating to any distribution or allocation that was made in accordance with this Agreement, it being understood and agreed that the benefit of such Recovery shall be allocated and turned over to Senior Creditor for application in accordance with the priorities set forth in this Agreement.

(v) Junior Creditor will not oppose any sale or disposition of any assets of Borrower that is supported by Senior Creditor and Junior Creditor will be deemed to have consented under Section 363 of the Bankruptcy Code, and otherwise, to any such sale or disposition supported by Senior Creditor.

(vi) Junior Creditor acknowledges and agrees that the Junior Obligations are separate, distinct and fundamentally different from the Senior Debt and the liens securing the Senior Debt and shall be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.

(vii) This Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, and shall be effective before, during and after the commencement of Proceeding.

8. No Impairment. Except as expressly stated otherwise in this Agreement, the rights of Senior Creditor and the rights and obligations of Junior Creditor, in each case as provided by the terms of this Agreement, shall remain in full force and effect without regard to, and shall not be impaired by any circumstance, including without limitation, (i) any act or failure to act on the part of an Borrower, (ii) any extension or indulgence in respect of any payment or prepayment of any Senior Debt or any part thereof or in respect of any other amount payable to any holder of any Senior Debt, (iii) any amendment, modification, increase, refinancing or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt, any Senior Debt Document or any other agreement which may be made relating to any Senior Debt, (iv) any exercise or non-exercise by Senior Creditor of any right, power, privilege or remedy under the Senior Debt Documents, or any waiver of thereof, (v) any release by Senior Creditor of any security for the payment of the Senior Debt, (vi) any merger or consolidation of Borrower into or with any other Person, or any sale, lease or transfer of any or all of the assets of Borrower to any other Person, (vii) consent to any use of cash collateral by, or to the extension of credit to Borrower in, any Proceeding, or (viii) absence of any notice to, or knowledge by, Junior Creditor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (vii) preceding. Junior Creditor unconditionally waives notice of any of the matters referred to in this Section 8.

9. Subrogation. Junior Creditor hereby waives all rights of subrogation, if any, in respect of the Senior Debt and the Senior Liens until such time as all Senior Debt has been Paid in Full and the Commitments terminated and all other obligations of Borrower under the Senior Debt Documents shall have been duly performed.

10. Modifications to Senior Debt or Junior Obligations. The Senior Debt Documents may be modified, amended, supplemented, restated or replaced, and any indebtedness or obligations thereunder may be renewed, extended, increased, rearranged or refinanced with the Senior Creditor without the prior consent of Junior Creditor. The Junior Obligations may not be modified or amended to (a) increase the interest rate under the Junior Note, (b) shorten the principal amortization or the maturity under the Junior Note, (c) increase the principal under the Junior Note or add any other additional payment obligations, without the prior consent of Senior Creditor.

11. Continued Effectiveness of this Agreement. The provisions of this Agreement are intended to and shall be enforceable at all times, notwithstanding the commencement or continuation of any Proceeding.

12. No Contest. Junior Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents or the Senior Liens.

13. Representations and Warranties.

(a) Junior Creditor represents and warrants to Senior Creditor as follows: (i) Junior Creditor has the requisite power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents, (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Creditor, enforceable in accordance with its terms, except as enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and principles of equity, and (iii) Junior Creditor is the sole owner, beneficially and of record, of the Junior Obligations.

(b) Borrower represents and warrants to Senior Creditor and Junior Creditor as follows: (i) Borrower has the requisite power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents, (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and principles of equity, (iii) Borrower is not in default or breach of the Junior Obligations and (iv) no Senior Default or Senior Event of Default is in existence.

14. Cumulative Rights, No Waivers. Each right of Senior Creditor under this Agreement shall be cumulative and in addition to any other right of Senior Creditor against Borrower or Junior Creditor under applicable law. Any failure or delay on the part of Senior Creditor in exercising any such right shall not operate as a waiver thereof or impair the rights of Senior Creditor thereafter to exercise same.

15. Modification. No waiver or consent with respect to any provision of this Agreement shall be effective unless in writing and signed by Senior Creditor and Junior Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. Neither this Agreement, nor any provision hereof, may be amended or modified except pursuant to an agreement in writing entered into by Senior Creditor, Junior Creditor and Borrower. Any notice to or demand on Junior Creditor which is specifically required by this Agreement shall not entitle Junior Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required by this Agreement.

16. Notices. All notices, demands and requests that any party is required to give to any other party pursuant to this Agreement shall be in writing and shall become effective (a) upon personal delivery, (b) three (3) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) when properly transmitted by telecopy, in each case addressed to the party to be notified as follows (and, in the case of each such notice described in clauses (a), (b) and (c) preceding, also by email sent at our about the time of sending such notice, addressed to the email to the party to be notified as follows):

(a) If to Junior Creditor:

Richard J. Kurtz

270 Sylvan Road

Englewood Cliffs, New Jersey 07632

(b) If to Borrower:

Lapolla Industries, Inc.

15402 Vantage Parkway East

Suite 322

Houston, Texas  77032

Attention: Michael T. Adams, Executive Vice President

(c) If to Senior Creditor:

Bank of America, N.A.

901 Main Street, 11th Floor

Dallas, Texas 75202

TX1-492-11-23

Attention: H. Michael Wills, Senior Vice President

with copies (which shall not constitute notice) to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Fax No.: (214) 880-0011

Attention: Daniel C. Garner

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 16. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service, when received at the above stated addresses and (c) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

17. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

18. Assignment of Junior Obligations. The Junior Obligations may not be transferred or assigned to any Person unless such transferee or assignee agrees in writing to be bound by this Agreement as if it were the Junior Creditor hereunder.

19. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Senior Creditor and Junior Creditor and shall be binding upon the successors and assigns of Senior Creditor, Junior Creditor and Borrower. Any assignee of the Junior Obligations shall be deemed bound by the provisions of this Agreement applicable to Junior Creditor.

20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be valid as an original.

21. Defines Rights of Creditors. The provisions of this Agreement are solely for the purpose of defining the relative rights of Senior Creditor, on the one hand, and Junior Creditor, on the other hand, and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, Borrower or any debtor-in-possession or trustee in bankruptcy in any Proceeding.

22. Termination. This Agreement shall terminate when the Senior Debt is Paid in Full, or, if earlier, upon payment in full of the Junior Obligations.

23. JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO.

24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

25. Execution; Entire Agreement. A telecopy or other electronic transmission of any executed counterpart of this Agreement shall be deemed valid as an original.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

Signature Pages Follow

Remainder of This Page Blank

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SENIOR CREDITOR

BANK OF AMERICA, N.A.

By: /s/ H. Michael Wills, SVP

Name: H. Michael Wills

Title: Senior Vice President

JUNIOR CREDITOR

RICHARD J. KURTZ

By: /s/ Richard J. Kurtz

BORROWER

LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP

Name: Michael T. Adams

Title: Executive Vice President